Exhibit 21

SUBSIDIARIES OF REGISTRANT

The Company has the following wholly owned subsidiaries as of December 31, 2018:

Name	State or Jurisdiction of Organization
Global Medical REIT L.P.	Delaware
Global Medical REIT GP LLC	Delaware
GMR Omaha LLC	Delaware
GMR Asheville LLC	Delaware
GMR Pittsburgh LLC	Delaware
GMR Memphis LLC	Delaware
GMR Memphis Exeter, LLC	Delaware
GMR Plano LLC	Delaware
GMR Melbourne LLC	Delaware
GMR Westland LLC	Delaware
GMR Reading LLC	Delaware
GMR East Orange LLC	Delaware
GMR Watertown LLC	Delaware
GMR Sandusky LLC	Delaware
GMR Carson City LLC	Delaware
GMR Ellijay LLC	Delaware
GMR Mesa LLC	Delaware
GMR Altoona LLC	Delaware
GMR Mechanicsburg LLC	Delaware
GMR Lewisburg LLC	Delaware
GMR Cape Coral LLC	Delaware
GMR Las Cruces LLC	Delaware
GMR Prescott LLC	Delaware
GMR Clermont LLC	Delaware
GMR Great Bend LLC	Delaware
GMR Oklahoma City LLC	Delaware
GMR Brockport LLC	Delaware
GMR Flower Mound LLC	Delaware
GMR Sherman LLC	Delaware
GMR Lubbock LLC	Delaware
GMR Germantown LLC	Delaware
GMR Austin LLC	Delaware
GMR Albertville LLC	Delaware
GMR Moline LLC	Delaware
GMR Fort Worth LLC	Delaware
GMR Lee’s Summit LLC	Delaware
GMR Amarillo LLC	Delaware
GMR Wyomissing LLC	Delaware
GMR Saint George LLC	Delaware
GMR Fremont LLC	Delaware
GMR Gainesville LLC	Delaware
GMR Silvis LLC	Delaware
GMR East Dallas Land, LLC	Delaware
GMR East Dallas Hospital, LLC	Delaware
GMR Bountiful, LLC	Delaware
GMR Derby LLC	Delaware
GMR Orlando, LLC	Delaware
GMR McAllen, LLC	Delaware
GMR Belpre, LLC	Delaware
GMR Indianapolis, LLC	Delaware
GMR Melbourne Pine, LLC	Delaware
GMR Cincinnati Beechmont, LLC	Delaware
GMR Southern IL, Shiloh 1191, LLC	Delaware
GMR Southern IL, Shiloh 1197, LLC	Delaware
GMR Southern IL, Carbondale, LLC	Delaware
GMR Vernon, LLC	Delaware
GMR Vernon Keynote, LLC	Delaware
GMR Canton., LLC	Delaware
GMR Corona, LLC	Delaware
GMR Palestine, LLC	Delaware
GMR Bryan, LLC	Delaware
GMR Southern IL, LLC	Delaware